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                                                                    EXHIBIT 24.2

                                 AUTOCYTE, INC.

                            Certificate of Secretary


         I, Steven N. Farber, being the duly elected and acting Secretary of AutoCyte, Inc. (the "Company"), a Delaware corporation, hereby certify that the following is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company at a meeting held on November 4, 1997; and that said resolutions have not been amended or rescinded and are now in full force and effect.

         Registration Statement on Form S-8

         VOTED: That the Chief Executive Officer, President, any Vice President, the Chief Financial Officer and the Treasurer of the Company, each acting singly, are hereby authorized in the name and on behalf of the Company to execute and file with the Commission a registration statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 2,086,325 shares of the Company's Common Stock reserved for issuance under the Company's Amended and Restated 1996 Equity Incentive Plan, such Registration Statement and any amendments thereto to be in such form as may be approved by the officer executing the same, his execution and filing thereof to be conclusive evidence of this approval; and take any and all other action as they or any of them may deem necessary or advisable to effect such registration.

         VOTED: That any officer of the Company executing, on behalf of the Company or in any other capacity, the Registration Statement and any and all amendments to such Registration Statement and other documents to be filed with the Commission in connection therewith is hereby authorized to execute the same through or by James B. Powell, M.D., William O. Green or Steven N. Farber, as attorney-in-fact, pursuant to a power of attorney reflecting such authorization.

         WITNESS my signature and the seal of the Company affixed this 4th day of December, 1997.

[CORPORATE SEAL]                         /s/ Steven N. Farber
                                         --------------------
                                         Steven N. Farber
                                         Secretary